Exhibit 10.2

SECOND AMENDMENT TO
CONVERTIBLE PROMISSORY NOTES

THIS IS AMENDMENT (the “Amendment") being executed and delivered by and between Drinks Americas Holdings, Ltd., a Delaware corporation ("Drinks"), and IBC Funds LLC ("IBC"), and dated as of February 24, 2014 (the “Amendment Date”) in order to amend:

(1)
 that certain 8% Convertible Unsecured Promissory Note due as of May 1, 2013 in the principal amount of $35,000 (the “$35,000 Note”), as amended by the First Amendment to the $35,000 Note dated as of August 8, 2013;

(2)
that certain 8% Convertible Unsecured Promissory Note due as of May 1, 2013 in the principal amount of $70,000 (the “$70,000 Note”), as amended by the First Amendment to the $70,000 Note dated as of January 9, 2014;

(3)
that certain 8% Convertible Unsecured Promissory Note due as of May 1, 2013 in the principal amount of $150,000 (the “$150,000 Note”), as amended by the First Amendment to the $150,000 Note dated as of January 9, 2014; and

(4)
that certain 8% Convertible Unsecured Promissory Note due as of May 1, 2013 in the principal amount of $200,000 (the “$200,000 Note”), as amended by the First Amendment to the $200,000 Note dated as of January 9, 2014.

RECITALS

WHEREAS, pursuant to certain Note Purchase Agreements dated as of August 4, 2013, October 29, 2013,  November 25, 2013 and January 6, 2014 by and between IBC and Jose Manuel Toscana Gonzalez (the “Assignor”), IBC purchased the ownership interest in the $35,000 Note, the $70,000 Note, the $150,000 Note and the $200,000 Note (collectively the “Notes”), which Notes were originally issued to World Wide Beverage Imports, LLC (“WBI”) in satisfaction of certain trade payables owed by Drinks to WBI and WBI assigned the Notes to the Assignor, on November 1, 2012, in satisfaction of certain trade payables owed by WBI to the Assignor;

WHEREAS, The parties to this Amendment wish to (i) amend certain terms of the Notes, (ii) amend the Events of Default provision of the Notes, and (iii) release Drinks of all accrued interest under the Notes to and through March 15, 2014.

AGREEMENT

 NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the sufficiency, mutuality and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment of the Notes.  The Notes shall be amended to add to Section 6(a)(iv) and Section 6(a)(v), which section shall read as follows:

iv.           the Company shall fail to file with the Securities Exchange Commission, by March 1, 2014, the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2013, which failure is not cured within 3 Business Days; and

v.           the Company shall fail to file with the Securities Exchange Commission, by March 15, 2014, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended  July 31, 2013 and October 31, 2013, which failure is not cured within 3 Business Days.

2. Waiver of Interest.  On execution of this Amendment, any and all interest accrued through March 15, 2014 on the Notes shall be waived and IBC shall release Drinks of any and all obligations related to the payment of such interest.

3. No Other Effect on the Notes. The Notes remains in full force and effect, except as amended by this Amendment.

4. Effective Date. This Amendment shall be effective as of the Amendment Date.

5. Miscellaneous.

(a)  Captions; Certain Definitions.  Titles and captions of or in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions.  All capitalized terms not otherwise defined herein shall have the meaning therefor, as set forth in the Securities Purchase Agreement and Convertible Bridge Note.

(b)  Controlling Law.  This Amendment is governed by, and shall be construed and enforced in accordance with the laws of the State of New York (except the laws of that jurisdiction that would render such choice of laws ineffective).

(c)  Counterparts.  This Amendment may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts.  This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Amendment and attached to another copy in order to form one or more counterparts.

(Signature Pages Follow)

IN WITNESS WHEREOF, this Amendment has been executed and delivered by Drinks and IBC as of the date first set forth above.

Drinks:	Drinks Americas Holdings, Ltd.

	By:	/s/ Timothy Owens
Name: Timothy Owens
Title: CEO

IBC:	IBC Funds LLC

	By:	/s/ Samuel Oshana
Name: Samuel Oshana
Title: Managing Member

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